Exhibit 4.40

CSG SYSTEMS INTERNATIONAL, INC.

3.0% Senior Subordinated Convertible Notes due 2017

INDENTURE

Dated as of March 1, 2010

The Bank of New York Mellon Trust Company, N.A.

TRUSTEE

i

INDENTURE dated as of March 1, 2010 between CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 3.0% Senior Subordinated Convertible Notes due 2017:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“144A Global Security” means a permanent Global Security in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.02, and Section 6.03, as applicable.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Average Market Price” on any date means the average of the Closing Prices per share of the Common Stock for the 10 consecutive Trading Days ending on the Trading Day immediately proceeding such date.

“Bankruptcy Law” means Title 11 of the, U.S. Code or any similar federal, state or non-U.S. law for the relief of debtors.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Securities in accordance with Section 10.01(b)(ii). The

Company shall initially act as the Bid Solicitation Agent, but may appoint any other Person to be the Bid Solicitation Agent without prior notice.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means one or more resolutions, certified by the secretary of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Cash Equivalents” means (i) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thompson Bank Watch Rating of “B” or better, or whose short-term debt has the highest rating obtainable from Moody’s or S&P, (iii) any money market deposit account issued or offered by a domestic commercial bank having capital and surplus in excess of $250.0 million and a Thompson Bank Watch Rating of “B” or better, or whose short-term debt has the highest rating obtainable from Moody’s or S&P, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, and (v) commercial paper having the highest rating obtainable from Moody’s or S&P, and in each case maturing within one year after the date of acquisition.

“Certificated Securities” means Securities that are in the form of the Securities attached hereto as Exhibit B.

“close of business” means 5:00 p.m., New York City time.

“Closing Price” means, on any date, (i) the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported on The NASDAQ Global Select Market or, if the Common Stock is not listed on The NASDAQ Global Select Market, on the United States national or regional securities exchange or inter-dealer quotation system on which the Common Stock is then listed for trading; or (ii) if the Common Stock is not listed for trading on The NASDAQ Global Select Market or a United States national or regional securities exchange or inter-dealer quotation system on the relevant date, then the “Closing Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization; or (iii) if the Common Stock is not listed for trading on The NASDAQ Global Select Market or a United States national or regional securities exchange or inter-dealer quotation system and is not quoted in the over-the-counter market, then the “Closing Price” will be the average of the mid-points of the last bid and ask prices for the Common Stock on the relevant date from each of three nationally recognized independent securities dealers the Company selects for this purpose; provided that if such prices cannot reasonably be obtained from three such dealers, but are obtained from two such dealers, then the “Closing Price” will be the average of the mid-points of such bid and ask prices from those two dealers, and if such prices can reasonably be obtained from only one such dealer, then the “Closing Price” will be the mid-point of such bid and ask prices from that dealer.

“Common Stock” shall mean, subject to Section 10.06, the shares of common stock, $0.01 par value per share, of the Company as they exist on the date of this Indenture.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any Officer.

“Continuing Director” shall mean, as of any date of determination, any member of the board of directors of the Company who:

(A) was a member of the board of directors of the Company on February 24, 2010; or

(B) was nominated for election or elected to the board of directors of the Company with the approval of a majority of the Continuing Directors who were members of the board of directors of the Company at the time of the new director’s nomination or election.

“Conversion Price” means, as of any date of determination, the quotient of a $1,000 principal amount of Securities divided by the Conversion Rate on that date.

“Conversion Rate” means 40.8998 shares of Common Stock, subject to adjustments as set forth in this Indenture.

“Conversion Value” per $1,000 principal amount of Securities means, on any given day, the product of (x) the Closing Price on that day and (y) the Conversion Rate on such day.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 700 S. Flower Street, Suit 500, Los Angles, CA 90017, Attention: Corporate Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event which is, or after the giving of notice or the passage of time or both, would become an Event of Default.

“Defaulted Interest” means any interest that is payable but is not punctually paid or provided for on the applicable Interest Payment Date.

“Designated Senior Indebtedness” means any Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of at least $25 million and is specifically designated as “Designated Senior Indebtedness” for purposes of this Indenture in the instrument creating or evidencing such Senior Indebtedness, or any related agreements or documents to which the Company is a party, provided that the instrument, agreement or other document may place limitations and conditions on the right of the creditor to exercise the rights of the Designated Senior Indebtedness.

“Ex-Dividend Date” means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the applicable securities exchange or market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A, and to the extent that such Securities are required to bear the Legend required by Section 2.06(e), such Securities will be in the form of a 144A Global Security.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, any indebtedness of that Person, whether or not contingent, in respect of borrowed money or evidenced by notes, bonds, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property or representing any hedging obligations if and to the extent any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a lien on any assets of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Initial Purchasers” means, Barclays Capital Inc., J.P. Morgan Securities Inc. and UBS Securities LLC.

“Interest Payment Date” means the stated due date of an installment of interest on the Securities as specified in Section 2 of the Form of Reverse of Global Security contained in Exhibit A and Section 2 of the Form of Reverse of the Certificated Security contained in Exhibit B.

“Interest Payment Record Date” means the February 15 and August 15 preceding an Interest Payment Date.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Make-Whole Fundamental Change” means any transaction or event described in clause (i) or (iii) of the definition of a Fundamental Change, as determined after giving effect to any exceptions to or exclusion from such definition of Fundamental Change (including the Listed Stock Exception), but without regard to clause (iii)(A)(y) of such definition.

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President, any Senior Vice President, the Treasurer or Chief Financial Officer, the Secretary or any Assistant

Secretary of the Company or any other Person that is so designated in an Officer’s Certificate.

“Officer’s Certificate” means a written certificate containing the information specified in Sections 12.02(a) and 12.03, signed in the name of the Company by any Officer, and delivered to the Trustee.

“open of business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee containing the information specified in Sections 12.02(b) and 12.03. The counsel may be an employee of, or counsel to, the Company.

“Outstanding”, when used with respect to a Security, means, as of the date of determination, all Securities heretofore authenticated and delivered under this Indenture, except Securities:

(1) previously canceled by the Trustee or delivered to the Trustee for cancellation;

(2) for the payment of which money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; and

(3) which have been paid in exchange for or in lieu of other Securities which have been authenticated and delivered pursuant to this Indenture, other than any such Security in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Preliminary Offering Memorandum” means the Company’s preliminary offering memorandum dated February 23, 2010 relating to the Securities.

“Pricing Term Sheet” means the Company’s pricing term sheet dated February 24, 2010 relating to the Securities.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the Corporate Trust Department of the Trustee, Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer, Trust Officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Security” means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A and B of this Indenture.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” or “Securities” means any of the Company’s 3.0% Senior Subordinated Convertible Notes due 2017, as amended or supplemented from time to time, issued under this Indenture.

“Senior Indebtedness” means (i) all future Indebtedness of the Company outstanding under credit facilities and all hedging obligations with respect to that Indebtedness, any other existing and future Indebtedness incurred by the Company, unless, in each case, the instrument under which that Indebtedness is incurred expressly provides that it is pari passu with or subordinated in right of payment to the Securities; and (ii) all principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), premium, penalties, fees, charges, expenses, indemnification, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness referred to in clauses (i) above. Notwithstanding anything to the contrary in the foregoing, “Senior Indebtedness” will not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of the Company to any of its subsidiaries or other Affiliates, or (iii) any trade payables of the Company.

“Significant Subsidiary” means a Significant Subsidiary within the meaning ascribed to such term in Rule 405 of the Securities Act or any group of two or more

Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary if they were a single Person.

“Stated Maturity”, when used with respect to any Security, means March 1, 2017.

“Subsidiary” means any Person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal market on which the Common Stock is then traded and (ii) there is no Market Disruption Event. If the Common Stock (or other security for which a Closing Price or a Volume-weighted Average Price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” of the Securities means, on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Company or the Bid Solicitation Agent for $10 million principal amount of the Securities at approximately 3:30 p.m. (New York City time) on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained from three independent nationally recognized securities dealers, but are obtained from two independent nationally recognized securities dealers, then the average of the two bids shall be used, and if such prices can reasonably be obtained from only one independent nationally recognized securities dealer, that one bid shall be used. If either the Company or the Bid Solicitation Agent cannot reasonably obtain at least one bid for $10 million principal amount of the Securities from a nationally recognized securities dealer, then the Trading Price Condition for that date shall be deemed to be satisfied.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.02. Other Definitions.

Term:	Section defined in:
“Act”	1.04(a)
“Additional Securities”	2.15
“Additional Shares”	10.15(a)
“Agent Members”	2.13(e)(v)
“Averaging Period”	10.05(e)
“beneficial owner”	3.01(a)
“Cash Percentage”	10.03(c)
“Clause A Distribution”	10.05(c)
“Clause B Distribution”	10.05(c)
“Clause C Distribution”	10.05(c)
“Common Stock Restrictive Legend”	2.06(e)
“Company Repurchase Notice”	3.01(b)
“Conversion Agent”	2.03
“Conversion Date”	10.02(e)
“Conversion Obligation”	10.01(a)
“Daily Conversion Value”	10.03(b)
“Daily Share Amount”	10.03(b)
“Daily Share Cap”	10.03(b)
“Daily Settlement Amount”	10.03(b)
“Depositary”	2.01(a)
“Distributed Property”	10.05(c)
“DTC”	2.01(a)
“Effective Date”	10.15(c)
“Fundamental Change”	3.01(a)(i)
“Event of Default”	6.01
“Expiration Date”	10.05(e)
“Expiration Time”	10.05(e)
“Holder Repurchase Notice”	3.01(c)
“interest”	1.03(f)
“Legal Holiday”	12.06
“Legend”	2.06(e)
“Listed Stock Exception”	3.01(a)
“Measurement Period”	10.01(b)(ii)
“Merger Event”	10.06(a)
“Nonpayment Default”	11.03(a)
“Notice of Default”	6.01
“Observation Period”	10.03(b)

Term:	Section defined in:
“pay the Securities”	11.03(a)
“Paying Agent”	2.03
“Payment Blockage Notice”	11.03(a)
“Payment Blockage Period”	11.03(b)
“Payment Default”	11.03(a)
“Purchased Shares”	10.05(e)
“QIB”	2.01(a)
“Reference Property”	10.06(a)
“Registrar”	2.03
“Register”	2.03
“Repurchase Date”	3.01(a)
“Repurchase Price”	3.01(a)
“Repurchase Right”	3.01(a)
“Rule 144A Information”	4.05
“Settlement Amount”	10.03(a)
“Settlement Date”	10.03(a)
“Special Record Date”	2.11(a)
“Spin-Off”	10.05(c)
“Stock Price”	10.15(c)
“Successor Person”	5.01(a)
“transfer”	2.13(d)
“Trading Price Condition”	10.01(b)(ii)
“Trigger Event”	10.05(c)
“unit of Reference Property”	10.06(a)
“Valuation Period”	10.05(c)
“Volume-weighted Average Price”	10.03(b)

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect from time to time;

(c) “or” is not exclusive;

(d) “including” means including, without limitation;

(e) words in the singular include the plural, and words in the plural include the singular; and

(f) all references to “interest” shall be deemed to include Additional Interest, if any, payable pursuant to Section 4.02 or Section 6.03, as applicable.

Section 1.04. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 12.01. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of any Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE SECURITIES

Section 2.01. Title, Form and Dating. The Securities shall be known and designated as the “3.0% Senior Subordinated Convertible Notes due 2017” of the Company. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $150,000,000, except for securities authenticated and delivered upon registration of, or transfer of, or in exchange for, or in lieu of other Securities pursuant to Sections 2.06, 2.07, 2.08, 2.13, 3.01, or 10.03 and except as provided in Section 2.15.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A and B, which are a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

(a) 144A Global Securities. Securities offered and sold to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(b) Global Securities in General. Each Global Security shall represent such of the Outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and conversions.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of Outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.13 hereof and shall be made on the records of the Trustee and the Depositary.

(c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear legends substantially in the form contained in the Legend included in Exhibit A attached hereto; provided that the Legend (other than the Legend relating to Global Securities) may be removed from such Global Security on satisfaction of the conditions specified in this Indenture.

(d) Certificated Securities. Securities not issued as interests in the Global Securities, or issued in exchange pursuant to this Indenture for Global Securities, will be issued in certificated form substantially in the form of Exhibit B attached hereto; provided that the Legend may be removed from such Securities on satisfaction of the conditions specified in this Indenture.

Section 2.02. Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were Officers at the time of the execution of the Securities shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of $150,000,000 aggregate principal amount upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 12.02 and Section 12.03 hereof). The aggregate principal amount of the Securities due at the Stated Maturity thereof Outstanding at any time may not exceed the amount set forth in the foregoing sentence, plus the principal amount of any Additional Securities issued pursuant to Section 2.15.

The Securities shall be issued only in fully registered form, without coupons, in denominations of $1,000 principal amount and whole multiples of $1,000.

Section 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Register”). The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.04. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.04.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent, or co-registrar (in each case, if such person is a person other than the Trustee or the Company). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar. The Conversion Agent may not be the Company, an Affiliate of the Company or any Subsidiary thereof.

The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

Section 2.04. Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing (a) that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money (and, in the event that the Company provides such Paying Agent with Common Stock or other securities in connection with any obligation the Company may have under the Securities, such Common Stock or other securities) held by the Paying Agent for the making of payments in respect of the Securities and (b) that it shall notify the Trustee of any default by the Company in making any such payments. At any time during the continuance of any such default, the Paying Agent (if it is not the Trustee) shall, upon the written request of the

Trustee, forthwith pay to the Trustee all money, Common Stock or other securities so held in trust. If the Company, a Subsidiary or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money, Common Stock or other securities held by it to the Trustee and to account for any funds, Common Stock or other securities disbursed by it. Upon doing so, the Paying Agent shall have no further liability for such money, Common Stock or other securities.

Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on each Interest Payment Record Date a listing of Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06. Transfer and Exchange. (a) Subject to Section 2.13 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Securities in respect of which a Holder Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased).

(b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains Outstanding and is held by or on behalf of the Depositary, (i) transfers of beneficial interests in a Global Security, in whole or in part, may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) in accordance with Applicable Procedures, (ii) ownership of a beneficial interest in the Global Security shall be required to be reflected in book-entry form and (iii) transfers of Global Securities or beneficial interests in Global Securities shall be made only in accordance with Sections 2.12 and 2.13 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to the Depositary or nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register for the Securities.

(d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Security attached hereto as Exhibits A and B setting forth such restrictions (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, the Trustee and the Registrar (if not the same Person as the Trustee), addressed to the Company, the Trustee and the Registrar (if not the same Person as the Trustee) and in form acceptable to the Company, as may be reasonably required by the Company, the Trustee and the Registrar (if not the same Person as the Trustee), that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, (ii) the expiration of one year after the date on which the Securities were originally issued or (iii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to (A) the exemption from registration provided by Rule 144 under the Securities Act or (B) a registration statement that is effective at the time of such sale, the Company shall prepare and execute Securities not bearing the Legend and deliver such Securities, together with a Company Order for the authentication thereof, to the Trustee and, the Trustee, upon receipt of a Company Order, shall authenticate and deliver Securities that do not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by the Company, a Subsidiary of the Company or, to the extent known to the Company, another Affiliate of the Company, the Legend shall be reinstated.

Until the Legend on any Restricted Security has been removed in compliance with this Section 2.06(e), all shares of Common Stock (or other securities issuable upon conversion as a result of the provisions of this Indenture) issued upon conversion of such Restricted Security shall bear a legend substantially in the form of the Legend (the “Common Stock Restrictive Legend”) and shall be subject to the same restrictions on transfer as such Restricted Security. At any time following the time when the restrictions on transfer set forth in the Common Stock Restrictive Legend shall have expired in accordance with their terms or shall have terminated under applicable law, the holder of such Common Stock may, upon surrender of the certificate representing such Common Stock to the Company’s transfer agent in accordance with such agent’s customary procedures (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by such satisfactory evidence, which shall include an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company and transfer agent, addressed to the Company and transfer agent and in form acceptable to the Company and transfer agent, as may be reasonably required by the Company and the transfer agent, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Common Stock is not “restricted” within the meaning of Rule 144 under the Securities Act), exchange such certificate and receive a new certificate representing such Common Stock, in like amount, which shall not bear the Common Stock Restrictive Legend.

(f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08. Outstanding Securities; Determinations of Holders’ Action. Securities Outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not Outstanding. A Security does not cease to be Outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities Outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Security is replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Repurchase Date or on Stated Maturity, money sufficient to pay Securities payable on that date, then immediately after such Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be Outstanding and interest, including Additional Interest, if any, on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent. Thereafter, all other rights of the Holder of the Securities shall terminate, other than the right to receive the money payable on such date.

If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be Outstanding and interest, including Additional Interest, if any, shall cease to accrue on such Security.

Section 2.09. Temporary Securities. Pending the preparation of Certificated Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the Certificated Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Securities may determine, as conclusively evidenced by such Officer’s execution of such Securities.

If temporary Securities are issued, the Company will cause Certificated Securities to be prepared without unreasonable delay. After the preparation of Certificated Securities, the temporary Securities shall be exchangeable for Certificated Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Certificated Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Certificated Securities.

Section 2.10. Cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless the same are delivered to the Trustee for cancellation. All Securities surrendered for payment, repurchase by the Company, conversion or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this

Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

Section 2.11. Defaulted Interest. When any installment of interest (including Additional Interest, if any) becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Securities were registered on the Interest Payment Record Date applicable to such installment of interest. Defaulted Interest may be paid by the Company, at its election, as provided in Section 2.11(a) or (b). The Company shall notify the Trustee by delivery of an Officer’s Certificate setting forth the amount of such Defaulted Interest.

(a) The Company may elect to make payment of any Defaulted Interest (including any interest payable on such Defaulted Interest) to the Holders in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.11(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.11(b); or

(b) The Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any inter-dealer quotation system or securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange or inter-dealer quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.11(b), such manner of payment shall be deemed practicable by the Trustee.

Section 2.12. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Repurchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. As long as the Securities are registered in the name of the Depositary or its nominee, all payments and notices shall be made to the Depositary or its nominee.

Section 2.13. Global Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.13(a)(i), (B) transfers or exchanges of a beneficial interest in a Global Security for an interest in the same or another Global Security shall comply with Section 2.06 and Section 2.13(a)(ii) below, (C) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06, Section 2.13(a)(iii) and Section 2.13(e)(i) below, and (D) transfers of a Certificated Security shall comply with Section 2.06 and Sections 2.13(a)(iv) and 2.13(a)(v) below.

(i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Certificated Security that is issued in exchange for a Global Security. No transfer of a Global Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.13(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.13.

(ii) Transfer of a Beneficial Interest in a Global Security; Exchange of a Beneficial Interest in a Global Security for a Beneficial Interest in the Same or Another Global Security.

(A) A beneficial interest in a Global Security may not be transferred, nor may it be exchanged for a beneficial interest in another Global Security, except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request to effect such a transfer or exchange in accordance with Applicable Procedures, together with:

(1) so long as the Securities are Restricted Securities, certification in the form set forth in Exhibit C;

(2) written instructions from the Company to the Trustee to make, or direct the Registrar to make, in the case of a transfer or exchange of a beneficial interest in a Global Security, an appropriate adjustment on its books and records with respect to such Global Securities to reflect such transfer or exchange, respectively, and containing information regarding the Depositary account to be credited; and

(3) if the Company or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend in accordance with Section 2.06 above, then the Trustee, (1) shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the appropriate Global Security to be decreased by the aggregate principal amount that the other Global Security is increased and (2) in accordance with the standing instructions and procedures existing between the Depositary and the Registrar and Applicable Procedures, shall debit and credit or cause to be debited or credited, as appropriate, to the accounts of the persons specified in such instructions a beneficial interest in the Global Security or Global Securities, as appropriate, equal to the amount of the beneficial interests so transferred or exchanged.

(B) Other than transfers to the Company or to an Affiliate of the Company, beneficial interests in a Global Security that is not a Restricted Security may not be transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security that is a Restricted Security.

(iii) Transfer or Exchange of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below and in Section 2.13(e)(i) below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

(A) so long as the Securities are Restricted Securities, certification in the form set forth in Exhibit C;

(B) written instructions from the Company to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

(C) if the Company or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend in accordance with Section 2.06 above, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security (with a Legend thereon unless the Legend shall be removed pursuant to Section 2.06 above) and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

(iv) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

(A) to register the transfer of such Certificated Securities; or

(B) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

(A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(B) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (1), (2) or (3) below, and are accompanied by the following additional information and documents, as applicable:

(1) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(2) if such Certificated Securities are being transferred to the Company, a certification to that effect; or

(3) if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, as set forth in Section 2.06 above.

(v) Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(I) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit C, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A; and

(II) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then Outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Security in the appropriate principal amount.

(b) Subject to Section 2.13(c), every Security shall be subject to the restrictions on transfer provided in the Legend and in this Indenture including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or exchange, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(c) The restrictions imposed by the Legend upon the transferability of any Security relating to the Securities Act shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.13 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear such restrictive Legend, all in accordance with Section 2.06 above. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(d) As used in the preceding two paragraphs of this Section 2.13, the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any interest in any Security.

(e) The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Securities:

(i) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.13(a)(ii), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof or a successor of the Depositary a nominee thereof; provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as may be directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

(iv) In the event of the occurrence of any of the events specified in clause (i) or (ii) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(v) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(f) By its acceptance of any Security bearing the Legend, each Holder acknowledges the restrictions on transfer of such Security set forth in this Indenture and agrees that it will transfer such Security only as provided in this Indenture.

Section 2.14. CUSIP Numbers. The Company may issue the Securities with one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in such notice and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.15. Additional Securities. The Company may, from time to time without the consent of the Holders of Outstanding Securities and notwithstanding Section 2.01, increase the aggregate principal amount of the Securities by issuing additional Securities in the future pursuant to this Indenture (“Additional Securities”) having terms and conditions identical to those of the other Outstanding Securities, except that Additional Securities may have a different initial date from which interest begins to accrue thereon so that the Additional Securities are fungible with Outstanding Securities; provided that the Additional Securities may have the same CUSIP number as the Securities issued on the Issue Date, only if:

(a) such issuance of Additional Securities is permissible as a “qualified reopening” for United States federal income tax purposes; and

(b) the resale of such Additional Securities by non-affiliates of the Company would not require registration under the Securities Act or extend the Rule 144 holding period for Outstanding Securities.

Section 2.16. Repurchases. The Company may, to the extent permitted by law, at any time, and from time to time repurchase the Securities in the open market or otherwise at any price or prices. Any Securities repurchased by the Company may, to the extent permitted by law, be held and converted by the Company in accordance with this Indenture or may, at the Company’s option, be surrendered to the Trustee for cancellation. Any Securities repurchased by the Company shall not be reissued or resold unless registered under the Securities Act. Any Securities surrendered for cancellation shall be promptly cancelled pursuant to Section 2.10 and be deemed to be no longer Outstanding under this Indenture. Any Securities held by the Company or one of its Subsidiaries shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of Holders, subject to the limitations in, and in accordance with, Section 2.08 of this Indenture.

ARTICLE 3

REPURCHASE AT THE OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE

Section 3.01. Repurchase of Securities at Option of Holders. (a) If a Fundamental Change occurs (subject to certain exceptions set forth below), each Holder shall have the right (the “Repurchase Right”), at the Holder’s option, but subject to the terms and conditions hereof, to require the Company to purchase, and upon the exercise of such right the Company shall repurchase, for cash all or any portion of such Holder’s Securities not theretofore converted, in integral multiples of $1,000 principal amount (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be Outstanding after such repurchase is equal to an integral multiple of $1,000), at a repurchase price (the “Repurchase Price”) equal to (i) 100% of the principal amount of those Securities, plus, subject to the next succeeding sentence, (ii) any accrued and unpaid interest to, but excluding, a date designated by the Company, which shall be no later than 35 Business Days after the occurrence of such Fundamental Change (the “Repurchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.01(c). Notwithstanding the foregoing, if the Repurchase Date occurs after an Interest Payment Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, the Company shall pay such interest to such Holder of record on such Interest Payment Record Date and the Repurchase Price shall only be 100% of the principal amount of the Securities being repurchased.

A “Fundamental Change” will be deemed to have occurred at such time after the Securities are originally issued when any of the following events shall occur:

(i) (the acquisition by any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions, of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans;

(ii) the first day on which a majority of the members of the board of directors of the Company does not consist of Continuing Directors; or

(iii) the consolidation or merger of the Company with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another Person, other than: (A) any transaction: (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Capital Stock of the Company; or (y)

pursuant to which one or more holders of shares of the Capital Stock of the Company entitled to vote generally in elections of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction; or (B) any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or

(iv) the Common Stock of the Company (or other common stock, ordinary shares, American depositary receipts or American depositary shares underlying the Securities) ceases to be listed for trading on The NASDAQ Global Select Market or another United States national securities exchange or automated inter-dealer quotation system.

However, a Fundamental Change shall be deemed not to have occurred if at least 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) constituting a Fundamental Change received or to be received by the holders of Common Stock of the Company consists of common stock, ordinary shares, American depositary receipts or American depositary shares traded or to be traded immediately following such Fundamental Change on The NASDAQ Global Select Market or a United States national securities exchange or automated inter-dealer quotation system and, as a result of the transaction or transactions, the Securities become convertible into such consideration (and any rights attached thereto), subject to settlement in cash as set forth in Section 10.03 (the “Listed Stock Exception”).

For the purposes of this Section 3.01(a), (x) whether a Person is a “beneficial owner” shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act and (y) the term “Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

Notwithstanding the other provisions of this Section 3.01(a), the Company shall not be required to repurchase the Securities at the option of the Holders in connection with a Fundamental Change, if an Event of Default with respect to such Securities has occurred and is continuing, other than a default in the payment of the Repurchase Price with respect to such Securities.

(b) Within 20 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change (the “Company Repurchase Notice”) by first-class mail to the Trustee and to each Holder at its address shown in the Register of the Registrar as required by applicable law in the manner provided in Section 12.01. Each Company Repurchase Notice shall state:

(i) the events causing a Fundamental Change;

(ii) the date of such Fundamental Change

(iii) the date by which the Holder Repurchase Notice pursuant to this Section 3.01 must be delivered to the Paying Agent in order for a Holder to exercise the Repurchase Rights;

(iv) the Repurchase Price including, as applicable, accrued and unpaid interest;

(v) the applicable Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) the Conversion Rate in effect and any adjustments thereto, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place where such Securities may be surrendered for conversion;

(viii) that the Securities as to which a Holder Repurchase Notice has been given by the Holder may be converted only if the Holder withdraws the Holder Repurchase Notice in accordance with the terms of this Indenture and such Securities are otherwise convertible pursuant to Article 10 hereof;

(ix) a description of the procedures which a Holder must follow to exercise its Repurchase Right, and the places or places where such Securities are to be surrendered for payment of the Repurchase Price;

(x) that on the applicable Repurchase Date, the Repurchase Price will become due any payable in cash upon each such Security designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date;

(xi) that the Securities must be surrendered to the Paying Agent to collect payment;

(xii) that the Repurchase Price for any Security as to which a Holder Repurchase Notice has been duly given and not withdrawn will be paid as promptly as practicable following the later of the Repurchase Date and the time of surrender of such Security;

(xiii) the procedures for withdrawing a Holder Repurchase Notice; and

(xiv) the CUSIP number(s) of the Securities.

At the Company’s request, the Trustee shall give the Company Repurchase Notice in the Company’s name and at the Company’s expense; provided that the Company makes such request at least three Business Days prior to the date by which such Company Repurchase Notice is to be given to Holders in accordance with this Section 3.01(b) (it being understood that the Company will prepare such notice).

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of Securities.

If any of the foregoing provisions or other provisions of this Article 3 are inconsistent with applicable law, such law shall govern.

(c) A Holder may exercise its Repurchase Right upon delivery of a written notice of repurchase substantially in the form set forth in Exhibit D hereto (a “Holder Repurchase Notice”) to the Paying Agent at any time on or prior to the close of business on the third Business Day prior to the Repurchase Date (unless the Company shall specify a later date), specifying:

(i) if Certificated Securities have been issued, the certificate numbers of the Holder’s Securities to be delivered for repurchase or, if Certificated Securities have not been issued, the Applicable Procedures;

(ii) the portion of the principal amount of the Securities to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; and

(iii) that such Securities shall be repurchased by the Company pursuant to the terms and conditions specified in the Securities and in this Indenture.

The receipt of such Security by the Paying Agent prior to, on or after delivery of the Holder Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 3.01 and Section 3.02 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Holder Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.01 and Section 3.02, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.01 and Section 3.02 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.01.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Holder Repurchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Holder Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Holder Repurchase Notice or written withdrawal thereof.

Section 3.02. Effect of Holder Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Holder Repurchase Notice specified in Section 3.01(c) and receipt by the Paying Agent of funds sufficient to pay the Repurchase Price, the Holder of the Security in respect of which such Holder Repurchase Notice was given shall (unless such Holder Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Price with respect to such Security. Such Repurchase Price shall be paid to such Holder, subject to the receipt of funds by the Paying Agent, promptly following the later of (a) the Repurchase Date with respect to such Security (provided the conditions in Section 3.01 or (c) have been satisfied) and (b) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.01 or (c). Securities in respect of which a Holder Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Holder Repurchase Notice unless such Holder Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

A Holder Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Holder Repurchase Notice, at any time prior to the close of business on the Repurchase Date, specifying:

(i) the principal amount of the Security with respect to which such notice of withdrawal is being submitted;

(ii) if Certificated Securities have been issued, the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted or, if Certificated Securities have not been issued, such information as may be required under the Applicable Procedures; and

(iii) the principal amount, if any, of such Security which remains subject to the original Holder Repurchase Notice, and which has been or will be delivered for repurchase by the Company.

There shall be no repurchase of any Securities pursuant to Section 3.01 if there has occurred (prior to, on or after, as the case may be, the giving by the Holders of such Securities of the required Holder Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Holder Repurchase Notice has been withdrawn in compliance with this Indenture, or held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Securities), in which case, upon such return, the Holder Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.03. Deposit of Repurchase Price. Prior to 10:00 a.m. (New York City time) on a Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof which are to be repurchased as of the Repurchase Date.

If by 10:00 a.m. (New York City time) on the Repurchase Date, the Trustee or the Paying Agent holds money sufficient to make payment on all the Securities or portions thereof that are to be repurchased on such Repurchase Date, then (i) such Securities will cease to be Outstanding, (ii) interest will cease to accrue on such Securities (whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Securities will terminate (other than the right to receive the Repurchase Price upon delivery of the Securities).

Section 3.04. Securities Repurchased in Part. Any Certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.

Section 3.05. Covenant to Comply With Securities Laws Upon Repurchase of Securities. When complying with the provisions of Section 3.01 or 3.02 hereof (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), and subject to any exemptions available under applicable law, the Company shall comply with the provisions of Rule 13e-4, Rule 14e-1 (or any successor provision) and any other tender offer rules and make any filings under the Exchange Act which may be applicable or required, and (ii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.

Section 3.06. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Section 11 of the Securities, held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal amount, accrued interest and the Repurchase Price shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

Section 4.02. SEC and Other Reports.

(a) The Company shall deliver to the Trustee, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after it is required to file such reports, information, documents and other reports with the SEC. Any such reports, information and documents referred to in this Section 4.02(a) shall be deemed to be delivered to the Trustee at the time such reports, information and documents are publicly filed with the SEC via the EDGAR filing system (or any successor system). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including, without limitation, the existence of any Default or Event of Default or the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates).

(b) If, at any time during the six-month period beginning on, and including, the date which is six months after the date of the original issuance of the Securities, the Company fails to timely file any document or report that it is required to file with the

SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), the Company shall pay Additional Interest to Holders of Restricted Securities (which, for the purposes of this Section 4.02 means only Securities required to bear the Legend relating to the Securities Act). Such Additional Interest shall accrue only on the Restricted Securities at the rate of 0.50% per annum of the principal amount of such Restricted Securities Outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing. No Additional Interest shall accrue after such six-month period, regardless of whether such failure to file has occurred or is continuing. The Company will not pay any Additional Interest or other amounts on shares of Common Stock, if any, received upon conversion. As used in this Section 4.02(b), documents or reports that the Company is required to “file” with the SEC pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In no event shall the Trustee be responsible for knowing when Additional Interest is due, and in each such case, the Company shall deliver an Officer’s Certificate to the Trustee setting forth the amounts of such Additional Interest owed to the Holders, on which the Trustee may conclusively rely.

(c) Additional Interest will be payable in arrears on each Interest Payment Date following the late filing in the same manner as regular interest on the Securities.

(d) In no event shall the Additional Interest (including any Additional Interest payable pursuant to Section 6.03) accrue at a rate in excess of 0.50% per annum of the principal amount of Restricted Securities Outstanding, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 4.03. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.04. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, New York City, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, repurchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee c/o The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286 shall initially be such office or agency for all of the aforesaid purposes (it being understood that notices and correspondences shall also be delivered to the Corporate Trust Office). The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.01.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City, for such purposes.

Section 4.05. Delivery of Certain Information. Until such time as the Securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a Person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

Section 4.06. Statement by Officer as to Default. The Company shall deliver to the Trustee, as soon as possible and in any event within thirty (30) Business Days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.

Section 4.07. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2010) an Officer’s Certificate stating whether or not, to the knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge and the steps, if any, the Company intends to take to remedy such default.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:

(a) either (i) the Company shall be the continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, lease, or disposal of all or substantially all of the properties and assets of the Company (the “Successor Person”) (A) shall be organized and validly existing under the laws of the United States, any State thereof or the District of Columbia; and (B) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b) the Company or such Successor Person is not then or immediately thereafter in default under this Indenture and no event which, after the giving of notice or the passage of time or both, would become an Event of Default under this Indenture shall have occurred or be continuing;

(c) if the Successor Person is not a corporation for U.S. federal income tax purposes, such consolidation, merger, conveyance or transfer does not constitute a taxable exchange to Holders of the Securities for U.S. federal income tax purposes; and

(d) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with this Article 5 and that all conditions precedent set forth in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment (excluding the grant of a security interest but including any foreclosure thereon), sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Person formed by such consolidation or into which the Company is merged or the Successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.05, the Company, the Trustee and the Successor Person

shall enter into a supplemental indenture to evidence the succession and substitution of such Successor Person and such discharge and release of the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. So long as any Securities are Outstanding, each of the following shall be an “Event of Default”:

(a) failure by the Company to pay the principal amount of any of the Securities at Stated Maturity when the same becomes due and payable;

(b) failure by the Company to pay the Repurchase Price for any Security when the same becomes due and payable upon exercise by the Holder of a Repurchase Right pursuant to and in accordance with Section 3.01;

(c)(i) failure by the Company to pay or deliver any Settlement Amount due upon conversion of any Securities where such conversion occurs prior to September 1, 2016 pursuant to and in accordance with Section 10.03, and such failure continues for five Business Days; or (ii) failure by the Company to pay or deliver any Settlement Amount due upon conversion of any Securities where such conversion occurs on or after September 1, 2016 pursuant to and in accordance with Section 10.03;

(d) failure by the Company to pay when due an installment of interest on any Security for 30 days after the day when due and payable;

(e) failure by the Company to perform or observe any other term, covenant or agreement in this Indenture or the Securities (other than those referred to in clauses (a) through (d) above) and such failure continues unremedied for 60 consecutive days after a Notice of Default shall have been given;

(f) a default under any Indebtedness for money borrowed by the Company or any Subsidiary (other than intercompany indebtedness) the aggregate outstanding principal amount of which is an amount in excess of $10.0 million, for a period of 30 days after a Notice of Default shall have been given, which default (i) is caused by the failure to pay principal or interest due on such Indebtedness by the end of the applicable grace period, if any, unless such Indebtedness is discharged or (ii) results in the acceleration of such Indebtedness, unless such acceleration is waived, cured, rescinded or annulled or unless such Indebtedness is discharged;

(g) the entry by a court having jurisdiction of (i) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, receivership, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its Significant

Subsidiaries, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries, under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(h) the commencement by the Company or any of its Significant Subsidiaries, of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any of its Significant Subsidiaries to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any of its Significant Subsidiaries or the filing by the Company or any of its Significant Subsidiaries, of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company or any of its Significant Subsidiaries to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries or for any substantial part of its property, or the making by the Company or any of its Significant Subsidiaries, of an assignment for the benefit of creditors, or the admission by the Company or any of its Significant Subsidiaries, in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its Significant Subsidiaries, expressly in furtherance of any such action.

A Default under clause (e) or (f) above is not an Event of Default until the Trustee notifies the Company, or the Holders of 25% or more in aggregate principal amount of the Securities then Outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (e) or (f) above after actual receipt of such notice. Any such notice (a “Notice of Default”) must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Trustee shall, within 90 days of its knowledge of a Default, give to the Holders of the Securities notice of all uncured Defaults known to it, its status and what action the Company is taking or proposes to take with respect thereto; provided, however, the Trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such Holders, except in the case of a Default under clauses (a), (b), (c) or (d) above.

Section 6.02. Acceleration. If an Event of Default specified in Section 6.01(g) or 6.01(h) occurs and is continuing (with respect to the Company), the principal amount plus accrued and unpaid interest on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or 6.01(h) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time Outstanding by notice to the Company, may declare the principal amount plus accrued and unpaid interest on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.06 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03. Additional Interest. Notwithstanding anything in this Indenture or in the Securities to the contrary, the Company’s failure to comply with its obligations as set forth in Section 4.02 shall not constitute an Event of Default for the 365 days after the occurrence of such failure (which, for the avoidance of doubt shall be the 60 th day following a Notice of Default). If the Company elects to pay Additional Interest on the Securities at a rate equal to 0.50% per annum of the principal amount of the Securities Outstanding as set forth in this Section 6.03. The Additional Interest shall accrue on all Outstanding Securities from and including the date on which such failure first occurs to but not including the 365th day thereafter (or such earlier date on which such failure shall have been cured or waived). On such 365th day, the Securities will be subject to acceleration as provided in Section 6.02 if such failure is continuing. If the Company does not elect to pay the Additional Interest as set forth in Section 4.02, such failure shall constitute an Event of Default hereunder and the Securities shall be subject to acceleration as provided in Section 6.02.

If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as regular interest on the Securities.

In no event shall the Additional Interest (including any Additional Interest payable pursuant to Section 4.02) accrue at a rate in excess of 0.5% per annum of the principal amount of Securities Outstanding pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest. The provisions in this Section 6.03 shall not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default.

Section 6.04. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest on the Securities or to protect or enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.05. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 6.01(a), 6.01(b), 6.01(c) or 6.01(d), (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected or (c) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 10. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.06. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it in accordance with Section 7.02(f).

Section 6.07. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the Securities at the time Outstanding make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense in connection with pursuing such remedy;

(d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(e) the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding do not give the Trustee a direction inconsistent with the request during such 60 day period.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

Section 6.08. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Repurchase Price or interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Repurchase Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 6.09. Collection Suit by Trustee. If an Event of Default described in Section 6.01(a), 6.01(b) 6.01(c) or 6.01(d) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing (together with interest on unpaid interest to the extent permitted by applicable law) with respect to the Securities and the amounts payable to the Trustee under Section 7.06.

Section 6.10. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Repurchase Price or interest in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of the principal amount, Repurchase Price or interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.06) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11. Priorities. Subject to the provisions of Article 11, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.06;

SECOND: to Holders for amounts due and unpaid on the Securities for the principal amount, Repurchase Price or interest (including Additional Interest, if any), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time Outstanding.

Section 6.13. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount or Repurchase Price in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this subparagraph (c) does not limit the effect of subparagraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

(e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense associated therewith.

(f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

Section 7.02. Rights of Trustee. Subject to its duties and responsibilities under Section 7.01:

(a) the Trustee may conclusively rely and shall be completely protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, obtain and conclusively rely upon an Officer’s Certificate;

(c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, nominee, custodian or attorney appointed with due care by it hereunder;

(d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

(e) the Trustee may consult with counsel selected by it and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

(f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received actual written notice specifying the nature of such Default or Event of Default or the Trustee has actual knowledge thereof;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including Conversion Agent), and to each agent, custodian and other Person employed to act hereunder;

(k) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(l) the Trustee may consult with accountants, financial advisors or other advisors reasonably selected by it to assist it with administering its duties as Conversion Agent hereunder, and shall be fully protected in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with the advice provided by such accountants, financial advisors or other advisors; and

(m) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not

Trustee. Any Paying Agent, Registrar, Conversion Agent or co registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.11.

Section 7.04. Trustee’s Disclaimer. The Trustee shall not be accountable for the Company’s performance hereunder, the Company’s representations and warranties or its use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, this Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 7.05. Notice of Defaults. If a Default occurs and if it is actually known to the Trustee, the Trustee shall give to each Holder notice of the Default within 90 days of its knowledge thereof, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 6.01(a), 6.01(b), 6.01(c) or 6.01(d), the Trustee may withhold and shall be protected in withholding, the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received actual written notice of such Default, which notice specifically references this Indenture and the Securities or the Trustee has actual knowledge thereof.

Section 7.06. Compensation and Indemnity. The Company agrees:

(a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense or disbursement as may be attributable to its negligence, bad faith or willful misconduct; and

(c) to indemnify the Trustee or any predecessor Trustee and their respective officers, directors, employees and agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorney’s fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee and any and all franchise taxes of the Trustee)) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust or performance hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person), liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section.

To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, Repurchase Price or interest (including Additional Interest, if any), as the case may be, on particular Securities.

The Company’s payment obligations pursuant to this Section 7.06 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or 6.01(h), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any applicable Bankruptcy Law.

Section 7.07. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.07. The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 7.09;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 30 days after the date established for the resignation or removal of the retiring Trustee, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 7.08. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, subject to Section 7.09.

Section 7.09. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 7.10. Reports By Trustee To Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. Within 60 days after each February 15 beginning with the February 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such February 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC (but only if this Indenture is then qualified under the TIA) and each securities exchange or inter-dealer quotation system, if any, on which the Securities are listed or quoted.

Section 7.11. Preferential Collection Of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01. Discharge of Liability on Securities. When (a) the Company delivers to the Trustee all Outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (b) all Outstanding Securities have become due and payable and the Company deposits with the Trustee, the Payment Agent or the

Conversion Agent, as applicable, cash or cash and shares of Common Stock (or Reference Property), as applicable under this Indenture, sufficient to pay all amounts due and owing on all Outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.06, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer’s Certificate and Opinion of Counsel and at the cost and expense of the Company.

Section 8.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

ARTICLE 9

AMENDMENTS

Section 9.01. Without Consent of Holders. The Company and the Trustee may amend, modify or supplement this Indenture or the Securities without the consent of any Holder to:

(a) add to the covenants of the Company for the benefit of the Holders of Securities;

(b) add guarantees with respect to the Securities;

(c) secure the Securities;

(d) surrender any right or power herein conferred upon the Company;

(e) provide for the assumption of the Company’s obligations to the Holders of Securities, or settlement of the Securities into cash and, if applicable, Reference Property, in the case of a permitted merger, consolidation, conveyance, transfer or lease of all or substantially all of the Company’s assets pursuant to Article 5 and Section 10.06 hereof;

(f) cure any ambiguity or omission, or to correct or supplement any defective provision herein which may be inconsistent with any other provision herein or which is otherwise defective; provided, however, that such action pursuant to this clause (f) does not adversely affect the interests of the Holders of Securities in any material respect;

(g) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and that will not adversely affect the interests of the Holders of Securities in any material respect; and

(h) conform the provisions of this Indenture to the “Description of the Notes” section in the Preliminary Offering Memorandum, as supplemented by the Pricing Term Sheet.

Section 9.02. With Consent of Holders. Except as provided below in this Section 9.02 and in Section 6.05, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding.

Without the written consent or the affirmative vote of the Holder of each Security affected thereby, an amendment, modification or waiver under this Section 9.02 may not:

(a) change the maturity of the principal amount of, or the date any installment of interest (including Additional Interest, if any) is due on, any Security;

(b) reduce the principal amount, Repurchase Price, or interest (including Additional Interest, if any) payable in respect of any Security;

(c) change the currency of any amount owed or owing under the Security or any interest (including Additional Interest, if any) thereon from U.S. Dollars or location of payment to a location outside the United States;

(d) alter the manner of calculation or rate of accrual of interest (including Additional Interest, if any) on any Securities or extend the payment of any such amount;

(e) except as otherwise permitted or contemplated by the provisions of this Indenture, adversely affect the Repurchase Right of the Holders of the Securities as provided in Article 3 or the right of the Holders of the Securities to convert any Security as provided in Article 10;

(f) modify any of the provisions of this Section 9.02 or Section 6.05, or reduce the aggregate principal amount of Outstanding Securities required to modify, amend or supplement this Indenture or to waive a past default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

(g) reduce the percentage of the principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture; or

(h) impair the right of any Holder to institute suit for the enforcement of any payment or with respect to, or conversion of, any Security.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of a supplemental indenture under this Section 9.02.

Nothing in this Section 9.02 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Holder to provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 hereof.

Section 9.03. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.

Section 9.04. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 9.05. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9; provided that the Trustee need not sign any supplemental indenture that adversely affects its rights hereunder. In signing any supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that all conditions precedent have been satisfied.

Section 9.06. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10

CONVERSIONS

Section 10.01. Conversion Right and Conversion Price.

(a) Subject to and upon compliance with the provisions of this Article 10, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 or whole multiples of $1,000) of such Security, unless previously repurchased, (i) if any of the conditions to conversion set forth in Section 10.01(b) are satisfied, at any time prior to the close of business on the Business Day immediately preceding September 1, 2016 under the circumstances and during the periods set forth in Section 10.01(b); and (ii) irrespective of the conditions to conversion set forth in Section 10.01(b), at any time on or after September 1, 2016 and prior to the close of business on the third Scheduled Trading Day immediately preceding the Stated Maturity.

Upon conversion of any Securities, the Company shall satisfy its conversion obligation (the “Conversion Obligation”) in cash or cash and fully paid and nonassessable shares of Common Stock in accordance with provisions set forth in Section 10.03.

(b) Subject to and in compliance with this Article 10, the Securities or any portion thereof may be converted prior to the close of business on the Business Day immediately preceding September 1, 2016 only if any of the conditions to conversion set forth in this Section 10.01(b) is satisfied.

(i) Conversion Upon Satisfaction of Common Stock Price Conditions. Prior to the close of business on the Business Day immediately preceding September 1, 2016, a Holder may surrender all or any portion of its Securities for conversion during any fiscal quarter (and only during such fiscal quarter) if the Closing Price of the Common Stock for a period of at least 20 consecutive Trading Days in the 30 Trading Day period ending on the last Trading Day of the preceding fiscal quarter is greater than 130% of the Conversion Price on each applicable Trading Day.

(ii) Conversion Upon Satisfaction of Trading Price Condition. Prior to the close of business on the Business Day immediately preceding September 1, 2016, any Holder may surrender all or any portion of its Securities for conversion during the five Business Day period immediately following any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities for each day of the Measurement Period was less than 98% of the Conversion Value on each such day (the “Trading Price Condition”).

(iii) Conversion Upon Specified Corporate Transactions. If

(A) the Company distributes to all or substantially all holders of its shares of Common Stock any stock rights, options or warrants entitling them for a period of not more than 60 days after the date of distribution to subscribe for or to purchase shares of Common Stock, at less than the Average Market Price of the Common Stock on the announcement date of such distribution,

(B) the Company distributes to all or substantially all holders of its shares of Common Stock its assets, debt securities or other evidences of indebtedness, shares of its Capital Stock or rights or warrants to purchase its securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 5% of the Average Market Price of the Common Stock on the Trading Day preceding the announcement date of such distribution, or

(C) a Fundamental Change (as determined after giving effect to any exceptions to or exclusion from the definition of Fundamental Change, but without regard to clause (iii)(A)(y) and the Listed Stock Exception of such definition) has occurred, then, in each case, Holders may surrender their Securities for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 25 Business Days prior to the Ex-Dividend Date for such distribution, in the case of clause (A) or clause (B), or within 20 Business Days after the Fundamental Change, in the case of clause (C), until either (x) in the case of clause (A) or clause (B), the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the date the Company announces that such distribution shall not take place, even if the Securities are not convertible at such time, or (y) in the case of clause (C), the close of business on the 20th Business Day after the effective date of such transaction. In the case of clause (A) or clause (B), no conversion shall be permitted if the Holder will participate in the distribution without conversion.

In addition, any Holder may surrender all or any portion of its Securities for conversion at any time if the Company consolidates with or merges into another corporation, or is a party to a binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in Section 10.06 hereof (other than any Fundamental Change referenced in clause

10.01(b)(iii)(C) above). In such event, the Securities may be surrendered for conversion at any time from and after the date which is 25 Business Days prior to the date announced by the Company as the anticipated effective date of such transaction until 20 days after the effective date of such transaction.

A Holder will not be required to pay any transfer taxes or duties relating to the issuance or delivery of shares of Common Stock upon the exercise of conversion rights; provided that a Holder shall be required to pay any transfer taxes or duties which may be payable relating to any transfer involved in the issuance or delivery of shares of Common Stock in the name of a Person other than the Holder. Upon conversion of any Securities within one year of original issuance of such Securities, any shares of Common Stock issuable upon such conversion will not be issued or delivered in a name other than the Holder’s unless the applicable restrictions on transfer have been satisfied. Certificates representing shares of Common Stock will be issued or delivered only after all applicable transfer taxes and duties, if any, payable have been paid in accordance with Section 10.11.

In connection with any conversion pursuant to Section 10.01(b)(ii), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination and the Company shall have no obligation to make such request (or seek bids itself) unless a Holder requests in writing and provides the Company with reasonable evidence that on a Trading Day preceding the date of such written notice, the Trading Price per $1,000 principal amount of Securities was less than 98% of the Conversion Value. At such time, the Company shall, or instruct the Bid Solicitation Agent to, determine the Trading Price per $1,000 principal amount of Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities would be greater than or equal to 98% of the Conversion Value. The Company shall confirm whether such determination made by the Bid Solicitation Agent satisfies the Trading Price Condition as set forth in Section 10.01(b)(ii).

Whenever the Securities shall become convertible pursuant to this Section 10.01(b), the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 12.01, and the Company shall also issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the relevant information and make such information available on the Company’s website or through another public medium as the Company may use at the time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

Section 10.02. Conversion Procedures.

(a) Before any Holder shall be entitled to convert its Securities into cash and shares of Common Stock, if any, such Holder shall, in the case of Global Securities, comply with the procedures of the Depositary in effect at that time, and, in the case of

Certificated Securities (should the Securities become issuable in certificated form), complete the conversion notice on the back of the Securities (or a facsimile thereof), deliver such completed conversion notice, which is irrevocable, and the Securities, duly endorsed to the Company or in blank, at the specified office of the Conversion Agent, and shall give written notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Securities, as provided in Section 10.11, and all taxes or duties, if any, as provided in Section 10.10.

(b) Subject to the next succeeding sentence, if a Holder shall surrender its Securities for conversion, the Company shall, as soon as practicable thereafter, pay cash and, if applicable, deliver at said office or place to such Holder, or to such Holder’s nominee or nominees, certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together with cash in lieu of Common Stock as set forth in Sections 10.03 and 10.04 below. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

(c) Except as otherwise stated in this Indenture, the Company shall not make any payment in cash or additional shares of Common Stock or any other adjustment for either accrued and unpaid interest on the Securities or dividends in connection with the issuance of any Common Stock issued upon conversion of the Securities. On conversion of Securities, except as otherwise stated herein, a Holder shall not receive any cash payment or additional shares of Common Stock in respect thereof representing, accrued and unpaid interest. Delivery by the Company to the Holder of cash and Common Stock, if any (together with any cash payment in lieu of fractional shares) shall be deemed to satisfy the Company’s obligation to pay the principal amount of the Securities and to satisfy its obligation to pay any accrued and unpaid interest attributable to the period from the Issue Date through the Conversion Date. As a result, any accrued and unpaid interest is deemed paid in full rather than cancelled, extinguished or forfeited.

(d) Notwithstanding anything to the contrary herein, a Security in respect of which a Holder has delivered a Holder Repurchase Notice exercising such Holder’s option to require the Company to repurchase such Security may be converted only if such Holder Repurchase Notice is withdrawn in accordance with the Section 3.02 hereof or the Company defaults in payment of the Repurchase Price.

(e) A Security shall be deemed to have been converted as of the close of business on the date (the “Conversion Date”) of compliance with the Applicable

Procedures (if in global form), the surrender of such Securities for conversion (if not in global form) as provided above and compliance with requirements of Section 10.02 along with paying any transfer taxes or fees it is required to pay under Section 10.10 and any payment owing under Section 10.11, provided, however, the Person or Persons entitled to receive such Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on the last Trading Day of the relevant Observation Period.

(f) If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion, if any, shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(g) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 10.10 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

Section 10.03. Settlement Upon Conversion.

(a) Except as provided in Section 10.15(b), upon any conversion of any Security, on the third Business Day immediately following the last Trading Day of the relevant Observation Period (the “Settlement Date”), the Company shall deliver to converting Holders, in respect of each $1,000 principal amount of Securities being converted, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the Observation Period for such Security, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 10.04.

(b) The “Daily Settlement Amount” for each of the 20 consecutive Trading Days during the Observation Period, shall consist of:

(i) cash equal to the lesser of (A) $50 and (B) the Daily Conversion Value; and

(ii) if the Daily Conversion Value exceeds $50, subject to provisions set forth in Section 10.03(d):

(A) a number of shares (the “Daily Share Amount”) equal to (1) the difference between the Daily Conversion Value and $50, divided by (2) the Volume-weighted Average Price for such Trading Day; or

(B) if the Company elects to specify a Cash Percentage as set forth below, (1) a number of shares equal to the product of (x) the Daily Share Amount and (y) 100% minus the Cash Percentage and (2) an amount of cash equal to the product of (x) the difference between the Daily Conversion Value and $50 and (y) the Cash Percentage.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, 5% of the product of (1) the Conversion Rate on such Trading Day and (2) the Volume-weighted Average Price for such Trading Day.

“Volume-weighted Average Price” means, for each of the 20 consecutive Trading Days during the Observation Period, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CSGS <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is not available at the scheduled close of trading of the primary trading session or promptly thereafter (in any case before the scheduled open of trading of the primary trading session on the next Scheduled Trading Day), the market value of one share of Common Stock on such Trading Day as the Company determines in good faith using a volume-weighted average method). The Volume-weighted Average Price shall be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Observation Period” with respect to any Security surrendered for conversion means (i) if the relevant Conversion Date occurs prior to September 1, 2016, the 20 consecutive Trading Day period beginning on and including the third Trading Day after such Conversion Date and (ii) if the relevant Conversion Date occurs on or after September 1, 2016, the 20 consecutive Trading Days beginning on and including the 22nd Scheduled Trading Day immediately preceding the Stated Maturity.

(c) On or prior to the close of business on the Business Day prior to the first Scheduled Trading Day of the applicable Observation Period, the Company may elect to specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”) and the Company shall notify the Trustee and the converting Holders such Cash Percentage in accordance with Section 12.01.

(d) Notwithstanding the provisions in Section 10.03(b), in the event that the Daily Share Amount (or, if the Company elects to specify a Cash Percentage, the product of (i) the Daily Share Amount and (ii) 100% minus the Cash Percentage) for any Trading Day during the Observation Period exceeds the Daily Share Cap, the Company shall deliver cash in lieu of such excess shares based on the Volume-weighted Average Price for such Trading Day, unless the Company has received stockholder approval as required by The NASDAQ Global Select Market for issuance of such excess shares at the time of conversion.

“Daily Share Cap” is 2.2706 shares per $1,000 principal amount of Securities. In the event that stockholder approval is obtained for the Company to issue shares of Common Stock upon conversion in an amount exceeding 19.99% of the Common Stock outstanding on the date that the Securities are first issued, Section 10.03(d) shall cease to be operative and there shall be no Daily Share Cap applicable to the calculation of the Settlement Amounts due upon conversion.

Section 10.04. Fractional Shares. Except as set forth in Section 10.05, the Company shall not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company shall pay an amount in cash (calculated on an aggregate basis for the Securities surrendered by a Holder for conversion) based upon the Closing Price of the Common Stock on the Trading Day immediately preceding the Settlement Date.

Section 10.05. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Securities participate, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Securities, in any of the transactions described in this Section 10.05, without having to convert their Securities, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of its Common Stock (excluding distribution of shares of the Company’s Capital Stock, evidence of the Company’s indebtedness, or other assets or property of the Company as to which an adjustment was effected pursuant to Section 10.05(c)), or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1	= CR0	×	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 10.05(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 10.05(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 10.05(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b) If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days after the date of such issuance to subscribe for or purchase shares of Common Stock, at less than the Average Market Price of the Common Stock on the announcement date of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the Average Market Price of the Common Stock on the announcement date of the issuance of such rights, options or warrants.

Any increase made under this Section 10.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 10.05(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Average Market Price of the Common Stock, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 10.05(a) or Section 10.05(b), (ii) dividends or distributions paid exclusively in cash, and (iii) Spin-Offs as to which the provisions set forth below in this Section 10.05(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1	= CR0 ×	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the Average Market Price of the Common Stock on the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors) of the Distributed Property with respect to each outstanding share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “SP0” is equal to or less than “FMV,” or exceeds the “FMV” by less than $1.00, in lieu of the foregoing increase, each Holder of a Security shall receive upon conversion, in respect of each $1,000 principal amount thereof, the amount of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

Any increase to the Conversion Rate, or entitlement to receive additional assets in lieu thereof, arising under the portion of this Section 10.05(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 10.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”) that are, or, when issued, shall be, traded or quoted on the NASDAQ Global Select Market or any other United States national or regional securities exchange or market the Conversion Rate shall be increased based on the following formula:

CR1	= CR0 ×	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;

FMV0	=	the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur after the open of business on the day after the last day of the Valuation Period, but shall be given effect as of the open of business on the Ex-Dividend Date for the Spin-Off. The Company will delay the settlement of any Securities where the final day of the related Observation Period occurs during the Valuation Period. In such event, the Company shall pay cash and deliver any shares of Common Stock, if any (based on the adjusted Conversion Rate as set forth in this Section 10.05(c)), on the third Business Day immediately following the last day of the Valuation Period.

For purposes of this Section 10.05(c) (and subject in all respect to Section 10.16), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.05(c) (and no adjustment to the Conversion Rate under this Section 10.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1	= CR0 ×	SP0
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Average Market Price of the Common Stock on the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of its Common Stock.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive upon conversion, in respect of each $1,000 principal amount of Securities, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution. Any increase in the Conversion Rate, or entitlement to receive additional cash in lieu thereof pursuant to this Section 10.05(d), shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Price of the Common Stock over the 10 consecutive Trading Day period (the “Averaging Period”) commencing on, and including, the Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1	= CR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day immediately following the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day immediately following the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer as of the Expiration Date (the “Purchased Shares”);

OS0	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), including any Purchased Shares;

OS1	=	the number of shares of Common Stock outstanding at the Expiration Time less any Purchased Shares; and

SP1	=	the average of the Closing Prices of the Common Stock during the Averaging Period.

The adjustment to the Conversion Rate under this Section 10.05(e) shall be made immediately prior to the open of business on the day following the last day of the Averaging Period, but shall be given effect as of the open of business on the Trading Day immediately following the Expiration Date. The Company will delay the settlement of any Securities where the final day of the related Observation Period occurs during the Averaging Period. In such event, the Company shall pay the principal portion and deliver shares of Common Stock, if any, and any cash in lieu thereof (based on the adjusted Conversion Rate set forth in this Section 10.05(e)) on the third Business Day immediately following the last day of the Averaging Period.

(f) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.

(g) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 10.05, and to the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Select Market, the Company from time to time may increase the Conversion Rate or reduce the Conversion Price of the Securities by any amount for any period of at least 20 days. In addition, the Company may (but is not required to) increase the Conversion Rate or reduce the Conversion Price as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Security at its last address appearing on the Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate or decreased Conversion Price and the period during which it shall be in effect.

(h) Notwithstanding anything to the contrary in this Article 10, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible security outstanding as of the date the Securities are initially issued;

(iv) for a change solely in the par value of the Common Stock; or

(v) for accrued and unpaid interest, if any.

(i) Notwithstanding any other provision of this Section 10.05, the Company shall not be required to make any adjustment to the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of the Conversion Rate then in effect; provided, that the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate then in effect and make an aggregate adjustment representing all such carried forward adjustments, even if that aggregate adjustment is less than 1%, upon the earlier of (1) a date (determined by the Company) that shall be no more than one year following the date of the first such adjustment carried forward and (2) any time at which any Holder of the Securities surrenders for conversion any Securities set forth in Section 10.01. Once the Company makes any such aggregate adjustment, the Company shall recommence carrying forward any adjustments in the manner described in the preceding sentence until such time as the Company is required to make another aggregate adjustment.

(j) All calculations and other determinations under this Article 10 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share of the Common Stock. In no event shall the Trustee or the Conversion Agent be responsible for making any calculations hereunder or for determining amounts to be paid or for monitoring any stock price. For the avoidance of doubt, each of the Trustee and the Conversion Agent shall rely conclusively on the calculations and information provided to it by the Company as to each of the foregoing, including, but not limited to: Closing Price, Stock Price, Observation Period, Average Market Price, Conversion Value, Trading Price, Additional Shares, Trigger Event or Settlement Amount. Nor shall the Trustee or the Conversion Agent be charged with knowledge of or have any duties to monitor whether a Fundamental Change or Merger Event has occurred. Neither the Trustee nor the Conversion Agent shall have the responsibility for determining whether the Notes are convertible.

(k) For purposes of this Section 10.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 10.06. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv) any statutory share exchange,

in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Securities shall be changed into a right to convert such principal amount of Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(e) providing for such change in the right to convert each $1,000 principal amount of Securities; provided, however, that at and after the effective time of the Merger Event the Conversion Obligation shall be calculated and settled in accordance with Section 10.02 and Section 10.03 such that (A) the amount otherwise payable in cash upon conversion of the Securities as set forth under Section 10.03 shall continue to be payable in cash, (B) the number of shares of Common Stock otherwise deliverable upon conversion of the Securities in accordance with Section 10.03 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (C) the Volume-weighted Average Price shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Securities shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 10. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the purchase rights set forth in Article 3.

(b) In the event the Company shall execute a supplemental indenture pursuant to Section 10.06(a), the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that shall comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each

Holder, at its address appearing on the Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 10.06. None of the foregoing provisions shall affect the right of a holder of Securities to convert its Securities into cash and shares of Common Stock, if any, as set forth in Section 10.01, Section 10.02, and Section 10.03 prior to the effective date of such Merger Event.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 10.07. Notice of Adjustment. Whenever an adjustment in the Conversion Rate with respect to the Securities is required:

(a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such Securities an Officer’s Certificate, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

(b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 12.01. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

(c) In addition, whenever an adjustment in the Conversion Rate or Conversion Price with respect to the Securities is made, the Company shall issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News or a similar newswire service containing the relevant information and shall make this information available on its website or through another public medium as it may use at that time.

Section 10.08. Notice in Certain Events. In case:

(a) of a consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

(b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(c) of any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Securities in the manner provided in Section 12.01, at least five (5) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Rate pursuant to this Article 10, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this Article 10 is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (a), (b) or (c) of this Section 10.08.

Section 10.09. Company to Reserve Stock; Registration; Listing. (a) The Company shall, in accordance with the laws of the jurisdiction of its incorporation, and from time to time as may be necessary reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Securities, a sufficient number of its duly authorized shares of Common Stock to effect the conversion of all Securities then Outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Securities by delivery of purchased shares of Common Stock which have been repurchased by the Company. The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and free from preemptive rights and all liens and charges and, except as provided in Section 10.10, taxes with respect to the issue thereof.

(b) The Company further covenants that so long as the Common Stock shall be listed on The NASDAQ Global Select Market, the Company shall list and keep listed all Common Stock issuable upon conversion of the Securities, and the Company shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Securities prior to such delivery upon any other primary national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

Section 10.10. Taxes on Conversion. The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

Section 10.11. Conversion After Interest Payment Record Date. Except as provided below, if any Securities are surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Securities shall not be entitled to receive any payment in cash in respect of interest that has accrued on such Securities since the prior Interest Payment Date. By delivery to the Holder of cash and Common Stock, if any (together with any cash payment in lieu of fractional shares) payable upon conversion in accordance with this Article 10, any accrued and unpaid interest on such Securities shall be deemed to have been paid in full.

If any Securities are surrendered for conversion subsequent to the close of business on an Interest Payment Record Date preceding an Interest Payment Date but prior to the open of business on such Interest Payment Date, the Holder (or the predecessor Holder on the Interest Payment Record Date) of such Securities at the close of business on such Interest Payment Record Date shall receive the interest payable on such Securities on such Interest Payment Date notwithstanding the conversion thereof prior to such Interest Payment Date. Securities surrendered for conversion during the period from the close of business on any Interest Payment Record Date preceding any Interest Payment Date to the open of business on such Interest Payment Date shall be accompanied by payment by Holders, for the account of the Company, in immediately funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount of Securities being surrendered for conversion; provided that no such payment need be made (1) in respect of any conversion following the Interest Payment Record Date immediately preceding the Stated Maturity or (2) if the Company has specified a Repurchase Date pursuant to Section 3.01(a)(i) that is after an Interest Payment Record Date and on or prior to the corresponding Interest Payment Date.

Except as provided in this Section 10.11, no adjustments in respect of payments of interest on Securities surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

Section 10.12. Company Determination Final. The Settlement Amount which shall be deliverable upon conversion pursuant to Section 10.03 shall be computed by the Company. The Company shall cause to be filed with the Trustee and the Conversion Agent, at least one Business Day prior to the applicable Settlement Date specified under Section 10.03, a written notice stating such Settlement Amount. Any determination that the Company or the Board of Directors must make pursuant to this Article 10 shall be conclusive if made in good faith and in accordance with the provisions of this Article 10, absent manifest error, and set forth in a Board Resolution.

Section 10.13. Responsibility of Trustee for Conversion Provisions. The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article 10 or any duty to monitor the Company’s compliance. Each Conversion Agent shall have the same protection under this Section 10.13 as the Trustee.

The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

Section 10.14. Unconditional Right of Holders to Convert. Notwithstanding any other provision in this Indenture, the Holder shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article 10 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

Section 10.15. Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Securities shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Conversion Date is during the period beginning on the Effective Date of the Make-Whole Fundamental Change ending on the Business Day immediately prior to the related Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for clause (iii)(A)(y) of the definition thereof, the 25th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) Upon conversion of Securities in connection with a Make-Whole Fundamental Change, the Company shall satisfy the related Conversion Obligation in accordance with Section 10.02 and Section 10.03; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (iii) of the definition of Fundamental Change, the Reference Property is comprised entirely of a fixed amount of cash, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the fifth Business Day following the Conversion Date. The Company shall notify the Holders of Securities of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (iii) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 10.05.

(e) The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Securities pursuant to this Section 10.15 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$19.56	$22.50	$25.00	$27.50	$30.00	$32.50	$35.00	$37.50	$40.00	$42.50	$45.00	$47.50	$50.00
March 1, 2010	10.2249	9.4954	7.8397	6.5827	5.6059	4.8316	4.2071	3.6953	3.2704	2.9130	2.6094	2.3489	2.1233
March 1, 2011	10.2249	9.4802	7.7291	6.4153	5.4067	4.6168	3.9869	3.4767	3.0575	2.7086	2.4148	2.1648	1.9500
March 1, 2012	10.2249	9.3555	7.5030	6.1328	5.0967	4.2975	3.6700	3.1692	2.7635	2.4304	2.1534	1.9203	1.7222
March 1, 2013	10.2249	9.1362	7.1629	5.7290	4.6658	3.8624	3.2448	2.7620	2.3789	2.0702	1.8182	1.6097	1.4351

	Stock Price
Effective Date	$19.56	$22.50	$25.00	$27.50	$30.00	$32.50	$35.00	$37.50	$40.00	$42.50	$45.00	$47.50	$50.00
March 1, 2014	10.2249	8.6622	6.5660	5.0803	4.0094	3.2247	2.6403	2.1981	1.8580	1.5923	1.3814	1.2114	1.0724
March 1, 2015	10.2249	7.8543	5.6215	4.1002	3.0543	2.3278	1.8169	1.4525	1.1884	0.9934	0.8468	0.7340	0.6455
March 1, 2016	10.2249	6.4015	4.0060	2.5087	1.5910	1.0362	0.7032	0.5031	0.3813	0.3054	0.2563	0.2227	0.1984
March 1, 2017	10.2249	3.5446	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $50.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $19.56 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 51.1247 per $1,000 principal amount of Securities, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 10.05.

Section 10.16. Stockholder Rights Plans. To the extent that the Company has a rights plan in effect upon conversion of the Securities, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Securities, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidences of indebtedness, assets, property, rights, options or warrants as provided in Section 10.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.17. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Closing Prices, the Volume-weighted Average Prices, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Closing Prices, the Volume-weighted Average Prices, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 10.18. Withholding Taxes. If the Company pays withholding taxes on behalf of Holders as a result of an adjustment to the Conversion Rate (including any adjustments described in Sections 10.05 and 10.15), the Company may, at its option and pursuant to the terms of this Indenture, withhold such payments from subsequent payments on the Securities.

ARTICLE 11

SUBORDINATION OF THE SECURITIES

Section 11.01. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full in cash of all Senior Indebtedness of the Company (in each case, whether hereafter created, incurred, assumed or guaranteed and including, without limitation, Senior Indebtedness of the Company created, incurred, assumed or guaranteed during the pendency of any bankruptcy or other insolvency proceeding of the Company) and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. Only Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein. The Securities shall in all respects rank pari passu with the Company’s 2.5% Senior Subordinated Convertible Contingent Debt Securities (CODESSM) due 2024 and the Company’s future Indebtedness that shall provide that such Indebtedness is on a parity with the Securities, be senior to any existing and future junior subordinated Indebtedness of the Company and rank pari passu with, or be senior to, all other Indebtedness of the Company. All provisions of this Article 11 shall be subject to Section 11.12.

Section 11.02. Liquidation, Dissolution, Bankruptcy. Upon any distribution of the assets of the Company to creditors upon a total or partial liquidation or total or partial dissolution of the Company, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment by the Company for the benefit of its creditors or any marshaling of the assets and liabilities of the Company:

(a) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash or Cash Equivalents of all obligations due in respect thereof (including interest accruing after the commencement of any such proceeding at the rate specified in the instrument evidencing such Senior Indebtedness, whether or not a claim therefore is allowed in any such proceeding, to the date of payment of such Senior Indebtedness) before Holders shall be entitled to receive any payment of principal of or interest on the Securities; and

(b) until such Senior Indebtedness is paid in full in cash or Cash Equivalents, any distribution to which Holders would be entitled but for this Article 11 shall be made to holders of such Senior Indebtedness as their interests may appear.

To the extent any payment of principal of or interest on any Senior Indebtedness of the Company (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person, such Senior Indebtedness or part thereof intended to be satisfied shall be deemed reinstated and outstanding, as if such payment had not occurred.

Section 11.03. Default on Designated Senior Indebtedness of the Company. (a) The Company may not pay the principal of or interest on the Securities and may not repurchase or otherwise retire any Securities (collectively, “pay the Securities”), if:

(i) a default in the payment when due of the principal of or interest on or any other amount in respect of any Designated Senior Indebtedness of the Company occurs and is continuing beyond any applicable grace period or any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms (a “Payment Default”); or

(ii) any default that is not a Payment Default (a “Nonpayment Default”) occurs and is continuing with respect to any Designated Senior Indebtedness of the Company that permits the holders thereof to accelerate its maturity without further notice (except such notice as may be required to effect such acceleration), or in the case of a lease, a default occurs and is continuing that permits the lessor to either terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default under the lease, and the Trustee receives a notice of that default (a “Payment Blockage Notice”) from the holders of such Designated Senior Indebtedness or any other person permitted to give such notice under this Indenture.

(b) Payments on the Securities shall be resumed:

(i) in the case of a Payment Default, upon the date on which it is cured or waived or ceases to exist; and

(ii) in case of a Nonpayment Default, the earlier of the date on which it is cured or waived or ceases to exist or 179 days after the date on which such Payment Blockage Notice is received by the Trustee (a “Payment Blockage Period”).

(c) No new Payment Blockage Period may be commenced pursuant to a Payment Blockage Notice unless 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice.

(d) No Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 11.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Senior Indebtedness of the Company (or their proper representative) of the acceleration. In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the Securities, except payments and distributions made by the Trustee as permitted by the immediately succeeding paragraph below, until all Senior Indebtedness has been paid in full in cash or Cash Equivalents or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture.

Notwithstanding anything in this Article 11 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of Securities of monies deposited with it pursuant to Section 8.01.

Section 11.05. When Distribution Must Be Paid Over. If a payment or distribution is made to the Trustee or any Holder that because of this Article 11 should not have been made to them, and the Trustee or the Holder has actual knowledge that the payment is prohibited, then, Trustee or the Holder who receive the payment or distribution shall hold it in trust for the benefit of the holders of Senior Indebtedness. Upon the proper written request of the holders of Senior Indebtedness, the Trustee or the Holder, as the case may be, shall promptly deliver the amounts in trust to them or their proper representative.

Section 11.06. Subrogation. After all Senior Indebtedness of the Company is paid in full in cash or Cash Equivalents and until the Securities are paid in full in cash, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 11 to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness. In no event, however, shall Holders have any rights or claims against the holders of any Senior Indebtedness of the Company for any alleged impairment of Holders’ subrogation rights, and each Holder, by accepting a Security, acknowledges that any actions taken by the holders of any Senior Indebtedness of the Company with respect to such Senior Indebtedness or any security therefore are authorized and consented to by Holders.

Section 11.07. Relative Rights. This Article 11 defines the relative rights of Holders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

(a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay its obligations in respect of this Indenture and the Securities in accordance with their terms; or

(b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders as provided in this Article 11.

Section 11.08. Subordination May Not Be Impaired. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by any such holder or by any noncompliance by the Company with this Indenture, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

Section 11.09. Rights of Trustee and Paying Agent.

(a) Notwithstanding the provisions of Section 11.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than three Business Days prior to the date of such payment, a Responsible Officer receives notice reasonably satisfactory to it that payments may not be made in accordance with the provisions of this Article 11. The Company, a representative or a holder of Senior Indebtedness may give such notice; provided, however, that, if the holders of an issue of Senior Indebtedness of the Company have a representative, only the representative may give the notice.

(b) The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

(c) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 11 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

Section 11.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their representative (if any).

Section 11.11. Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 11 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 11 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities.

Section 11.12. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 11, the Trustee and the Holders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the representative for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 11.

Section 11.13. Trustee to Effectuate Subordination. Each Holder by accepting a Security authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article 11 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 11.14. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall, in contravention of this Indenture, pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 11 or otherwise; provided, however, that nothing herein shall limit the Trustee’s liability for any such payment or distribution which results from the Trustee’s negligence or willful misconduct.

Section 11.15. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Section 11.16. Amendments. The provisions of this Article 11 shall not be amended or modified without the written consent of the holders of all Senior Indebtedness of the Company affected thereby.

ARTICLE 12

MISCELLANEOUS

Section 12.01. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

CSG Systems International, Inc.

7887 East Belleview, Suite 1000

Englewood, CO 80111

Attn: General Counsel

Facsimile No.: (303) 804-4012

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

BNY Mellon Corporate Trust

700 S. Flower Street, Suite 500

Los Angeles, CA 90017

Facsimile No.: (213) 630-6298

Attention: Corporate Unit

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the Register of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 12.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.03. Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that each Person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

(c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.04. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.05. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 12.06. Legal Holidays. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

Section 12.07. Governing Law; Waiver Of Jury Trial. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.08. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

Section 12.09. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.10. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 12.11. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.12. Communication By Holders With Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 12.13. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Joseph T. Ruble
Name:	Joseph T. Ruble
Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. As Trustee

By:	/s/ Raymond Torres
Name:	Raymond Torres
Title:	Senior Associate

EXHIBIT A

[FORM OF FACE OF GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITARY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[INCLUDE IF A RESTRICTED SECURITY:

THE SECURITY EVIDENCED BY THIS CERTIFICATE AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT;

(2) AGREES FOR THE BENEFIT OF CSG SYSTEMS INTERNATIONAL, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY

OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO (I) THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (II) ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER;

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND

(4) REPRESENTS THAT ITS PURCHASE AND HOLDING OF THE SECURITY AND THE SHARES OF COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF THE SECURITY IS EITHER (A) NOT MADE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW OR (B) WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW.]

CSG SYSTEMS INTERNATIONAL, INC.

3.0% Senior Subordinated Convertible Notes due 2017

No.:	CUSIP: [126349 AC3] [126349 AD1]
ISIN: [US126349AC33] [US126349AD16]

Issue Date:	Principal Amount: $

CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation, promises to pay to                              or registered assigns, the principal amount of [                    Dollars ($        )], as revised by the Schedule of Increases and Decreases of Global Security attached hereto, on March 1, 2017 and interest thereon as set forth below, including Additional Interest, if any, in the manner, at the rates and to the Persons set forth in the Indenture referenced on the reverse hereof.

Interest Payment Dates: March 1 and September 1, commencing September 1, 2010.

Interest Payment Record Dates: February 15 and August 15.

Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CSG SYSTEMS INTERNATIONAL, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bank of New York Mellon Trust Company, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By
Authorized Signatory

Dated:

[FORM OF REVERSE OF GLOBAL SECURITY]

3.0% Senior Subordinated Convertible Notes due 2017

This Security is one of a duly authorized issue of the 3.0% Senior Subordinated Convertible Notes due 2017 (the “Securities”) of CSG Systems International, Inc., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of March 1, 2010 (as it may be amended from time to time in accordance with the terms thereof, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). This Security is subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1. Status.

Each Holder by accepting a Security agrees that the payment of principal of and interest on each Security is subordinated in right of payment to the extent and in the manner provided in Article 11 of the Indenture, to the prior payment in cash or Cash Equivalents in full of the Senior Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and the subordination is for the benefit of the holders of such Senior Indebtedness.

2. Payment of Principal and Interest.

The Company promises to pay interest on the principal amount of the Securities at the interest rate of 3.0% per annum from the date of issuance until repayment in full at March 1, 2017, or until an earlier conversion or repurchase. The Company will pay interest on this Security semiannually in arrears on March 1 and September 1 of each year (each, an “Interest Payment Date”), commencing September 1, 2010.

Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the issue date.

If any Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity or earlier Repurchase Date) of a Security falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day and no additional interest will accrue for the period from and after the Interest Payment date to such next succeeding Business Day. If the Stated Maturity or Repurchase Date of a Security would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding

Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity or Repurchase Date to such next succeeding Business Day.

If this Security is repurchased by the Company on a Repurchase Date that is after the Interest Payment Record Date and prior to the corresponding Interest Payment Date, interest accrued and unpaid hereon to, but not including the applicable Repurchase Date, will be paid to the Holder of record on the corresponding Interest Payment Record Date.

Interest on Securities converted after an Interest Payment Record Date but prior to the corresponding Interest Payment Date will be paid to the Holder on the Interest Payment Record Date but, upon conversion, the Holder must pay the Company the interest which has accrued and will be paid on such Interest Payment Date; provided that no such interest shall be payable by a converting Holder (1) for conversions following the Interest Payment Record Date immediately preceding the Stated Maturity or (2) if the Company has specified a Repurchase Date that is after an Interest Payment Record Date but on or prior to the corresponding Interest Payment Date.

All references to “interest” in this Security shall be deemed to include Additional Interest, if any, payable pursuant to Section 4.02 or Section 6.03 of the Indenture, as applicable.

If the principal amount hereof or any portion of such principal amount or any interest on any Security is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Repurchase Price pursuant to Section 7 hereof or upon the Stated Maturity of this Security), then such installment shall forthwith cease to be payable to the Holders in whose names the Securities were registered on the Interest Payment Record Date applicable to such installment of interest and will be paid as provided for in Section 2.11(a) or 2.11(b) of the Indenture instead.

3. Method of Payment.

Except as provided below, interest will be paid (i) on the Global Securities to The Depository Trust Company (“DTC”) or its nominee or successor in immediately available funds, (ii) on any Certificated Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of such Securities; and (iii) on any Certificated Securities having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holders of such Securities. Holders of such Securities requesting wire transfer must provide the Trustee with wire transfer instructions at least 15 days prior to the relevant Interest Payment Date.

Unless previously converted or repurchased at the Holder’s option, principal on Global Securities will be paid to DTC or its nominee in immediately available funds. Principal on Certificated Securities will be payable, upon Stated Maturity or when due, at the office or agency of the Company in New York City, maintained for such purpose.

Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Repurchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

4. Paying Agent, Conversion Agent and Registrar.

Initially, The Bank of New York Mellon Trust Company, N.A. will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. None of the Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

5. Indenture.

The Securities are unsecured senior subordinated obligations of the Company limited to $150,000,000 aggregate principal amount , except as the aggregate principal amount of Securities may increase as a result of the issuance of Additional Securities in conformity with the Indenture. The Indenture does not limit other indebtedness of the Company or its Subsidiaries, secured or unsecured.

6. No Redemption.

The Securities are not subject to redemption through the operation of any sinking fund or otherwise.

7. Repurchase Right Upon a Fundamental Change.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to repurchase the Securities held by such Holder within 35 Business Days after the occurrence of a Fundamental Change of the Company for a Repurchase Price equal to (i) the principal amount of those Securities plus, subject to Section 3.01 of the Indenture, (ii) accrued and unpaid interest thereon to, but excluding, the Repurchase Date. The Company shall deliver the Company Repurchase Notice to all Holders and the Trustee within 20 Business Days after the occurrence of a Fundamental Change. The Repurchase Price shall be paid in cash.

To exercise the right to require the Company to repurchase Securities in connection with a Fundamental Change, the Holder must deliver a written notice in the form specified in the Indenture that must be received by the Paying Agent no later than the close of business on the third Business Day prior to the Repurchase Date and comply with the other requirements set forth in the Indenture.

Holders have the right to withdraw any Holder Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If money sufficient to pay the Repurchase Price of all Securities or portions thereof to be repurchased as of the Repurchase Date, is deposited with the Paying Agent on the Repurchase Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such date, and the Securities will cease to be Outstanding immediately after such date. The Holders thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Security.

8. Conversion.

Subject to and upon compliance with the provisions of the Indenture, a Holder shall have the right, at such Holder’s option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, to convert all or any portion (if the portion to be converted is $1,000 or whole multiples of $1,000) of such Security, prior to the close of business on the third Scheduled Trading Day immediately preceding Stated Maturity, unless previously repurchased.

Upon conversion of any Securities, the Company shall satisfy its Conversion Obligation in cash or in cash and fully paid and nonassessable shares of Common Stock, if any, in accordance with provisions set forth in the Indenture.

9. Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities in respect of which a Holder Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased).

10. Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11. Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

12. Amendment; Waiver.

Subject to certain exceptions and conditions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities. The Indenture and the Securities may also be amended by the Company and the Trustee, without the consent of any Holder, in certain circumstances set forth in the Indenture; provided that certain provisions of the Indenture and the Securities may not be amended without the consent of each affected Holder.

13. Defaults and Remedies.

If any Event of Default with respect to Securities shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

14. No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15. Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

16. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17. GOVERNING LAW; WAIVER OF JURY TRIAL.

THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS SECURITY OR THE TRANSACTION CONTEMPLATED HEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

CSG SYSTEMS INTERNATIONAL, INC.

7887 East Belleview, Suite 1000

Englewood, CO 80111

Attn: General Counsel

Facsimile No.: (303) 804-4012

18. Calculations.

The Company or its agents shall be responsible for making all calculations called for under this Security and the Indenture. These calculations include, but are not limited to, determinations of the Trading Price, the Closing Price, the Settlement Amount, accrued interest, including Additional Interest, if any, the Conversion Rate, the Repurchase Price and other calculations related to a Holder’s conversion rights. The Company or its agents shall make these calculations in good faith and, absent manifest error, these calculations will be final and binding on any Holder of this Security. The Company or its agents shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations with independent verification. The Trustee may forward the Company’s calculations to any Holder of this Security upon the request of such Holder.

ASSIGNMENT FORM	CONVERSION NOTICE

To assign this Security, fill in the form below:	To convert this Security, check the box [ ]

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

                             agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$                              If you want the stock certificate made out in another person’s name fill in the form below:

(Insert the other person’s soc. sec. tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By
Authorized Signatory

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal Amount of Global Security: One Hundred Fifty Million Dollars

($150,000,000)

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian

EXHIBIT B

[FORM OF FACE OF CERTIFICATED SECURITY]

[INCLUDE IF A RESTRICTED SECURITY:

THE SECURITY EVIDENCED BY THIS CERTIFICATE AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT;

(2) AGREES FOR THE BENEFIT OF CSG SYSTEMS INTERNATIONAL, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT (I) TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (II) ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER;

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND

(4) REPRESENTS THAT ITS PURCHASE AND HOLDING OF THE SECURITY AND THE SHARES OF COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF THE SECURITY IS EITHER (A) NOT MADE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN SUBJECT TO TITLE I OF

ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW OR (B) WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW.]

CSG SYSTEMS INTERNATIONAL, INC.

3.0% Senior Subordinated Convertible Notes due 2017

No.:	CUSIP: [126349 AC3] [126349 AD1]
ISIN: [US126349AC33] [US126349AD16]
Issue Date:	Principal Amount: $

CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation, promises to pay to                              or registered assigns, the principal amount of [                             Dollars ($        )] on March 1, 2017 and interest thereon as set forth below, including Additional Interest, if any, in the manner, at the rates and to the Persons set forth in the Indenture referenced on the reverse hereof.

Interest Payment Dates: March 1 and September 1, commencing September 1, 2010.

Interest Payment Record Dates: February 15 and August 15.

Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

CSG SYSTEMS INTERNATIONAL, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture

By
Authorized Signatory

Dated:

[FORM OF REVERSE OF CERTIFICATED SECURITY]

3.0% Senior Subordinated Convertible Notes due 2017

This Security is one of a duly authorized issue of the 3.0% Senior Subordinated Convertible Notes due 2017 (the “Securities”) of CSG Systems International, Inc., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of March 1, 2010 (as it may be amended from time to time in accordance with the terms thereof, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). This Security is subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1. Status.

Each Holder by accepting a Security agrees that the payment of principal of and interest on each Security is subordinated in right of payment to the extent and in the manner provided in Article 11 of the Indenture, to the prior payment in cash or Cash Equivalents in full of the Senior Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and the subordination is for the benefit of the holders of such Senior Indebtedness.

2. Payment of Principal and Interest.

The Company promises to pay interest on the principal amount of the Securities at the interest rate of 3.0% per annum from the date of issuance until repayment in full at March 1, 2017, or until an earlier conversion or repurchase. The Company will pay interest on this Security semiannually in arrears on March 1 and September 1 of each year (each, an “Interest Payment Date”), commencing September 1, 2010.

Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the issue date.

If any Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity or earlier Repurchase Date) of a Security falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day and no additional interest will accrue for the period from and after the Interest Payment date to such next succeeding Business Day. If the Stated Maturity or Repurchase Date of a Security would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding

Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity or Repurchase Date to such next succeeding Business Day.

If this Security is repurchased by the Company on a Repurchase Date that is after the Interest Payment Record Date and prior to the corresponding Interest Payment Date, interest accrued and unpaid hereon to, but not including the applicable Repurchase Date,will be paid to the Holder of record on the corresponding Interest Payment Record Date.

Interest on Securities converted after an Interest Payment Record Date but prior to the corresponding Interest Payment Date will be paid to the Holder on the Interest Payment Record Date but, upon conversion, the Holder must pay the Company the interest which has accrued and will be paid on such Interest Payment Date; provided that no such interest shall be payable by a converting Holder (1) for conversions following the Interest Payment Record Date immediately preceding the Stated Maturity or (2) if the Company has specified a Repurchase Date that is after an Interest Payment Record Date but on or prior to the corresponding Interest Payment Date.

All references to “interest” in this Security shall be deemed to include Additional Interest, if any, payable pursuant to Section 4.02 or Section 6.03 of the Indenture, as applicable.

If the principal amount hereof or any portion of such principal amount or any interest on any Security is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Repurchase Price pursuant to Section 7 hereof or upon the Stated Maturity of this Security), then such installment shall forthwith cease to be payable to the Holders in whose names the Securities were registered on the Interest Payment Record Date applicable to such installment of interest and will be paid as provided for in Section 2.11(a) or 2.11(b) of the Indenture instead.

3. Method of Payment.

Except as provided below, interest will be paid on these Certificated Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of such Securities; and on any Certificated Securities having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holders of such Securities. Holders of such Securities requesting wire transfer must provide the Trustee with wire transfer instructions at least 15 days prior to the relevant Interest Payment Date.

Principal on these Certificated Securities will be payable, upon Stated Maturity or when due, at the office or agency of the Company in New York City, maintained for such purpose.

Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Repurchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

4. Paying Agent, Conversion Agent and Registrar.

Initially, The Bank of New York Mellon Trust Company, N.A. will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. None of the Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

5. Indenture.

The Securities are unsecured senior subordinated obligations of the Company limited to $150,000,000 aggregate principal amount, except as the aggregate principal amount of Securities may increase as a result of the issuance of Additional Securities in conformity with the Indenture. The Indenture does not limit other indebtedness of the Company or its Subsidiaries, secured or unsecured.

6. No Redemption.

The Securities are not subject to redemption through the operation of any sinking fund or otherwise.

7. Repurchase Right Upon a Fundamental Change.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to repurchase the Securities held by such Holder within 35 Business Days after the occurrence of a Fundamental Change of the Company for a Repurchase Price equal to (i) the principal amount of those Securities plus, subject to Section 3.01 of the Indenture, (ii) accrued and unpaid interest thereon to, but excluding, the Repurchase Date. The Company shall deliver the Company Repurchase Notice to all Holders and the Trustee within 20 Business Days after the occurrence of a Fundamental Change. The Repurchase Price shall be paid in cash.

To exercise the right to require the Company to repurchase Securities in connection with a Fundamental Change, the Holder must deliver a written notice in the form specified in the Indenture that must be received by the Paying Agent no later than the close of business on the third Business Day prior to the Repurchase Date and comply with the other requirements set forth in the Indenture.

Holders have the right to withdraw any Holder Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If money sufficient to pay the Repurchase Price of all Securities or portions thereof to be repurchased as of the Repurchase Date, is deposited with the Paying Agent on the Repurchase Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such date, and the Securities will cease to be Outstanding immediately after such date. The Holders thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Security.

8. Conversion.

Subject to and upon compliance with the provisions of the Indenture, a Holder shall have the right, at such Holder’s option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, to convert all or any portion (if the portion to be converted is $1,000 or whole multiples of $1,000) of such Security, prior to the close of business on the third Scheduled Trading Day immediately preceding Stated Maturity, unless previously repurchased.

Upon conversion of any Securities, the Company shall satisfy its Conversion Obligation in cash or in cash and fully paid and nonassessable shares of Common Stock, if any, in accordance with provisions set forth in the Indenture.

9. Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities in respect of which a Holder Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased).

10. Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11. Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

12. Amendment; Waiver.

Subject to certain exceptions and conditions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities. The Indenture and the Securities may also be amended by the Company and the Trustee, without the consent of any Holder, in certain circumstances set forth in the Indenture; provided that certain provisions of the Indenture and the Securities may not be amended without the consent of each affected Holder.

13. Defaults and Remedies.

If any Event of Default with respect to Securities shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

14. No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15. Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

16. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17. GOVERNING LAW; WAIVER OF JURY TRIAL.

THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS SECURITY OR THE TRANSACTION CONTEMPLATED HEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

CSG SYSTEMS INTERNATIONAL, INC.

7887 East Belleview, Suite 1000

Englewood, CO 80111

Attn: General Counsel

Facsimile No.: (303) 804-4012

18. Calculations.

The Company or its agents shall be responsible for making all calculations called for under this Security and the Indenture. These calculations include, but are not limited to, determinations of the Trading Price, the Closing Price, the Settlement Amount, accrued interest, including Additional Interest, if any, the Conversion Rate, the Repurchase Price and other calculations related to a Holder’s conversion rights. The Company or its agents shall make these calculations in good faith and, absent manifest error, these calculations will be final and binding on any Holder of this Security. The Company or its agents shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations with independent verification. The Trustee may forward the Company’s calculations to any Holder of this Security upon the request of such Holder.

EXHIBIT C

3.0% Senior Subordinated Convertible Notes due 2017

Transfer Certificate

In connection with any transfer of any of the Securities or beneficial interest in a Global Security that is a Restricted Security, the undersigned registered owner or beneficial owner of this Security hereby certifies with respect to $         principal amount of the above-captioned Securities (the “Surrendered Securities”) presented or surrendered on the date hereof for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered or beneficial owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

[    ] A transfer of the Surrendered Securities is made to CSG Systems International, Inc. or any of its subsidiaries; or

[    ] The transfer of the Surrendered Securities is to a “qualified institutional buyer” as defined and in all other respects in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

[    ] The transfer of the Surrendered Securities is to an institutional “accredited investor” within the meaning of and all other respects in compliance with Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or

[    ] The transfer of the Surrendered Securities is pursuant to a registration statement that has been declared effective under the Securities Act and which continues to be effective at the time of such transfer; or

[    ] The transfer of the Surrendered Securities is pursuant to (a) an exemption from the registration provided by Rule 144 under of the Securities Act or (b) any other available exemption from registration requirements of the Securities Act;

and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of CSG Systems International, Inc. as defined in Rule 144 under the Securities Act (an “Affiliate”).

[    ] The transferee is an Affiliate of the Company.

DATE:
Signature(s)

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

C-1

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

C-2

EXHIBIT D

FORM OF HOLDER REPURCHASE NOTICE

TO: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Paying Agent

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from CSG Systems International, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of Section 7 of the Security and the Indenture referred to in this Security at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Repurchase Date, to the registered holder hereof; provided, that if the Repurchase Date is on a date that is after an Interest Payment Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay such interest to the Holder of record on the corresponding Interest Payment Record Date and the Repurchase Price shall only be 100% of the principal amount or portion thereof of those Securities to be repurchased. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Security Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

D-1